Exhibit 99.3

TRONOX WORLDWIDE LLC

TRONOX FINANCE CORP.

Offer to Exchange

its

9 1/2% Senior Notes Due 2012

for any and all of its outstanding

9 1/2% Senior Notes Due 2012

TO:	BROKERS, DEALERS, COMMERCIAL
BANKS, TRUST COMPANIES AND
OTHER NOMINEES:

Tronox Worldwide LLC (“Tronox Worldwide”) and Tronox Finance Corp. (together with Tronox Worldwide, “Tronox”) is offering to exchange the (“Exchange Offer”), upon and subject to the terms and conditions set forth in the Prospectus, dated                     , 2006 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), its registered 9 1/2% Senior Notes Due 2012 (the “New Notes”) for any and all of its outstanding 9 1/2% Senior Notes Due 2012 (the “Old Notes”). The Exchange Offer is being made in order to satisfy certain obligations of Tronox contained in the Exchange and Registration Rights Agreement dated as of November 28, 2005, among Tronox and the other signatories thereto.

We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

1. Prospectus dated                     , 2006;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6. Return envelopes addressed to Citibank, N.A., the Exchange Agent for the Old Notes.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2006 (THE “EXPIRATION DATE”), UNLESS EXTENDED BY TRONOX. THE OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and Prospectus.

If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under “The Exchange Offer—Terms of the Exchange Offer—Guaranteed Delivery Procedures.”

Tronox will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent for the Old Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

TRONOX WORLDWIDE LLC

TRONOX FINANCE CORP.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF TRONOX OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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